Exhibit (c) (16)

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

DENALI DISCUSSION MATERIALS

December 22, 2012

STRICTLY PRIVATE AND CONFIDENTIAL

Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

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J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities.

DENALI

DENALI DISCUSSION MATERIALS

Preliminary Analysis For Discussion Purposes Only Strictly Private and Confidential

Update since our last meeting

J.P. Morgan met with the Board of Directors on December 6th to review Salamander’s revised bid

On December 9th, Sponsor B formally entered the process, signed an NDA and agreed to submit an initial indication of interest by December 21st

Sponsor B indicated on December 21st it needs additional time

Since then, Sponsor B and its legal and tax advisors have met with Denali management, including the founding shareholder, to perform business, financial and tax diligence

Tax structuring / cash repatriation strategy is a key consideration

Salamander and its legal and tax advisors continue to perform confirmatory due diligence

In addition, Salamander selected four banks to initiate its financing process and is expecting initial proposals on January 3rd and final commitments by mid / late January

BCG has met with Denali management to further review the business model with a focus on building a bottom-up business outlook and assessing public alternatives for Denali

DE N A L I

D E NALI DI S C U S S ION MAT E R I A LS

Preliminary Analysis – For Discussion Purposes Only

Strictly Private and Confidential

Diligence recap

	Sponsor B	Salamander
# of sessions	10	14 (4 sessions since 12/6 covering key topics below)
Key senior management[1]	Founding Shareholder *(CEO)* Brian Gladden *(CFO)* Steve Felice *(CCO)* Jeff Clarke *(President, EUC)* Marius Haas *(President, ESG)* John Swainson *(President, Software)* Suresh Vaswani *(President, Services)* Larry Tu *(General Counsel)*	
Other advisors	Manny Maceda *(Bain and Company)* E&Y *(Tax advisors)*	
Key topics	**Business** EUC, ESG, Services, Software diligence Attach rates and cross-sell Go-to-market and pricing dynamics M&A strategy **Financial** Working capital / cash flow Segment P&L Cost initiatives DFS considerations Capitalization Financial modeling / scenario analysis **Tax** Existing tax structure Transaction-related repatriation strategy	**Business** Detailed analysis on attach rates Sales force productivity Customer satisfaction and brand equity **Financial** Forecast and budget Working capital / cash flow Cost initiatives Financial modeling / scenario analysis **Tax** Ongoing tax structure / repatriation strategy 2006 "Global Principal" restructuring Denali acquisition planning **Other** Q4 tracking vs. plan Financing process

[1] Other key senior management involved in the diligence process includes Tom Sweet, Jeff Likosar, Thomas Luttrell, Tom Vallone and Prakash Jothee

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J.P.Morgan

Preliminary Analysis – For Discussion Purposes Only
Strictly Private and Confidential

Potential Denali workflow timeline

December 2012						
S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

January 2013						
S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

Date	Going private alternative	Public alternative
Week of December 17	▪ Salamander kicks off financing process	▪ Diligence sessions with management ▪ Refine work plan and ongoing work on business outlook and public alternatives
Weeks of December 24-December 31	▪ Submission of Sponsor B's initial indication of interest ▪ Special Committee / Board review of Sponsor B's indication ▪ Begin / continue confirmatory diligence for both sponsors (enlarge circle of advisors and Denali representatives) ▪ Sponsor B to engage financing sources ▪ Distribute purchase agreements	▪ Continue work on business outlook and public alternatives
Week of January 7	▪ Receive indications from banks ▪ Finalize diligence ▪ Negotiate purchase agreements	▪ Finalize recommendations
Weeks of January 14-January 21	▪ Finalize financing commitment papers ▪ Binding offers received ▪ Special Committee meeting to review definitive offers ▪ Full Board meeting to review definitive offers ▪ Finalize negotiations and announce, if applicable	▪ BCG, J.P. Morgan and Debevoise present final recommendation on feasibility and potential value impact of public alternatives to full Board ▪ Next steps / announce recommended transaction, as applicable

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Preliminary Analysis - For Discussion Purposes Only Strictly Private and Confidential

Key considerations for sale to a strategic

Potential strategic buyers ($ in billions)

Market cap CY13 Revenue Cash Debt CY13 P / E

$238.9 $83.4 $68.9 $14.2 8.9x

$238.5 $51.8 $46.8 $6.2 15.4x

$223.8 $106.8 $14.4 $35.0 11.6x

$175.7 $212.5 $40.2 $13.8 7.8x

$167.5 $39.7 $32.8 $19.8 11.9x

$108.5 $49.9 $43.8 $16.3 10.6x

Market cap CY13 Revenue Cash Debt CY13 P / E

$107.0 $54.4 $17.0 $7.2 10.8x

$94.8 $24.0 $5.8 $5.0 17.2x

$57.0 $23.7 $10.5 $1.7 14.3x

$28.8 $112.1 $11.3 $28.4 4.3x

$9.5 $37.4 $3.9 $0.4 13.9x

Source: Company filings, FactSet as of 12/21/12

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